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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): October 5, 2001

                                  DELIA*S CORP.
               (Exact Name of Registrant as Specified in Charter)


            Delaware                  0-21869                  13-3914035
  (State or Other Jurisdiction      (Commission               (IRS Employer
       of Incorporation)            File Number)           Identification No.)


                                435 Hudson Street
                            New York, New York 10014
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 807-9060
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ITEM 5. OTHER EVENTS.

On October 5, 2001, dELiA*s Corp. (the "Issuer"), dELiA*s Operating Company, dELiA*s Distribution Company and dELiA*s Retail Company (collectively with the Issuer, the "Borrowers") entered into a Loan and Security Agreement dated as of September 24, 2001 (the "Loan Agreement") with Wells Fargo Retail Finance LLC (the "Lender"), pursuant to which Lender has agreed to make up to $25 million of revolving loans to the Borrowers on the terms and conditions specified in the Loan Agreement. The facility provided under the Loan Agreement matures September 30, 2004 and shall be extended for successive twelve (12) month periods on the terms provided in the Loan Agreement. The obligations of the Borrowers under the Loan Agreement are secured by a lien in favor of the Lender in substantially all of the tangible and intangible assets of the Borrowers and certain other subsidiaries of the Issuer.

The proceeds of the loans made under the Loan Agreement will be used to refinance the indebtedness of Issuer and its subsidiaries under the Amended and Restated Credit Agreement dated April 28, 2000 with Congress Financial Corporation and for general corporate purposes, including, without limitation, working capital for the Issuer and its subsidiaries. A copy of the Loan Agreement is attached hereto as Exhibit 10.1.
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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                  Not Required

         (b)      PRO FORMA FINANCIAL INFORMATION

                  Not Required

         (c)      EXHIBITS

                  Exhibit 10.1

                  Loan and Security Agreement dated as of September 24, 2001 by and among Wells Fargo Retail Finance LLC, dELiA*s Corp., dELiA*s Operating Company, dELiA*s Distribution Company and dELiA*s Retail Company.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 5, 2001


                                            DELIA*S CORP.


                                            By: /s/ DENNIS GOLDSTEIN
                                                --------------------------------
                                                Dennis Goldstein
                                                Chief Financial Officer